Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2025 Second Quarter Results

Delivers Financial and Operational Outperformance in Fiscal Q2; Raises FY 2025 Guidance

PHOENIX, ARIZ. - May 7, 2025 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2025 second quarter ended March 31, 2025. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”

•Revenue of $207.4 million representing 12.6% growth versus the comparable period.
•Total new student starts grew 21.4% while average full-time active students grew 10.3% versus the comparable period.
•Net income of $11.4 million, an increase of 47.0% over the comparable period.
•Adjusted EBITDA(1) of $28.9 million, an increase of 27.8% over the comparable period.
•Full year guidance raised for all key metrics.

“We delivered another strong quarter in Q2 as we continued to advance our North Star Strategy and build on our operational momentum,” said Jerome Grant, CEO of Universal Technical Institute, Inc. “We exceeded expectations across all key metrics, with revenue growing 13% year-over-year, average full-time active students increasing 10%, and new student starts rising over 21%. These results reflect disciplined execution across the organization and the strength of our growth, diversification, and optimization strategy, bolstered by favorable macroeconomic trends and rising demand for skilled trades and healthcare professionals. As a result, I’m pleased to announce we have raised our guidance across all metrics for fiscal 2025.

“As we look ahead, we are driving Phase II of our North Star strategy with precision. Our leadership team is now fully in place, and we’ve already announced nine new programs for 2025 and three new campuses for 2026—placing us ahead of our growth targets. We are taking advantage of favorable tailwinds, new and expanding partnerships, and our investments over the next several years are designed to drive long-term scalability.”

Financial Results for the Three-Month Period Ended March 31, 2025 Compared to 2024

•Revenues increased 12.6% to $207.4 million compared to $184.2 million primarily due to the growth in average full-time active students at both UTI and Concorde.
•Operating expenses increased by 10.2% to $190.6 million, compared to $173.0 million primarily due to the growth in average full-time active students at both UTI and Concorde and costs associated with program expansions.
•Operating income increased to $16.9 million compared to $11.2 million.
•Net income increased to $11.4 million compared to $7.8 million.
•Basic and diluted earnings per share (“EPS”) were $0.21, compared to $0.14.
•Adjusted EBITDA(1) increased 27.8% to $28.9 million compared to $22.6 million.
•New student starts of 6,650 compared to 5,480, with average full-time active students increasing 10.3%.

UTI
•Revenues of $134.2 million, an increase of 8.8% from the comparable period revenues of $123.3 million due primarily to growth in average full-time active students.
•Operating expenses were $112.8 million compared to $105.2 million. The increase was primarily due to growth in average full-time active students and additional expenses incurred related to new program launches.
•Adjusted EBITDA(1) was $28.0 million compared to $24.4 million.

•New student starts increased 26.4% to 3,591, while average full-time active students increased 7.0%.

Concorde
•Revenues of $73.2 million, an increase of 20.3% over the comparable period revenues of $60.9 million due primarily to growth in average full-time active students.
•Operating expenses were $64.3 million compared to $57.6 million. The increase was primarily due to growth in average full-time active students and additional expenses incurred related to new program launches.
•Adjusted EBITDA(1) was $10.9 million compared to $5.4 million.
•New student starts increased 15.9% to 3,059, while average full-time active students increased 15.5%.

“Our financial performance in the second quarter of 2025 highlights UTI’s disciplined approach and strong operational foundation, as we exceeded expectations across key metrics,” said Bruce Schuman, CFO of Universal Technical Institute, Inc. “The Concorde division continued to outperform, driven by increased investments in marketing that led to strong lead conversion and enrollment growth. The UTI division delivered year-over-year growth in average full-time active students, supported by robust demand for skilled trades education and continued momentum from recently launched programs across multiple campuses.

“Based on our performance and ongoing strategic initiatives, we are raising our fiscal 2025 guidance ranges for all key metrics. We now expect to deliver $825 million to $835 million in revenue, $124 million to $128 million in adjusted EBITDA, and 29,000 to 30,000 in new student starts. As we continue to advance Phase II of our North Star strategy, we remain committed to balancing near-term operational excellence with long-term investments that position UTI for accelerated growth and enhanced profitability in the years ahead."

Financial Results for the Six-Month Period Ended March 31, 2025 Compared to 2024

•Revenues increased 13.9% to $408.9 million compared to $358.9 million primarily due to the growth in both UTI and Concorde average full-time active students.
•Operating expenses increased by 9.3% to $364.5 million compared to $333.4 million primarily due to the growth in both UTI and Concorde average full-time active students and costs associated with program expansions.
•Operating income increased 74.4% to $44.3 million compared to $25.4 million.
•Net income increased 84.9% to $33.6 million compared to $18.2 million.
•Basic and diluted EPS were $0.62 and $0.61, respectively, compared to $0.32 and $0.31, respectively.
•Adjusted EBITDA(1) increased 36.6% to $64.4 million compared to $47.1 million.
•Net cash provided by operating activities increased by 165.7% to $22.2 million.
•Adjusted free cash flow increased 116.0% to $8.0 million.
•New student starts increased 21.7% to 11,963, while average full-time active students increased 10.7%.

UTI
•Revenues of $265.7 million, an increase of $27.0 million, or 11.3%, from the prior year revenues of $238.7 million due to the growth in average full-time active students.
•Operating expenses were $218.8 million compared to $205.5 million. The increase was primarily due to the growth in average full-time active students and expenses incurred during the current year for new program launches currently underway and completed over the past year.
•Adjusted EBITDA(1) was $59.8 million compared to $46.0 million.
•Average full-time active students increased by 7.5%, while new student starts increased by 23.1%.

Concorde
•Revenues of $143.2 million, an increase of $23.0 million, or 19.1%, from the prior year revenues of $120.2 million due to growth in average full-time active students.
•Operating expenses were $123.1 million compared to $109.8 million. The increase was due to additional expenses related to higher average students and program launches.
•Adjusted EBITDA(1) was $23.9 million compared to $14.2 million.
•Average full-time active students increased by 16.0%, while new student starts increased by 20.3%.

(1)    See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
Balance Sheet and Liquidity
At March 31, 2025, the Company’s total available liquidity was $234.7 million consisting of $96.0 million of cash and cash equivalents, $39.7 million of short-term investments, and $99.0 million available from its revolving credit facility. Capital expenditures (“capex”) for the year-to date period were $14.3 million. The primary driver of capex for the quarter was the program expansions at both UTI and Concorde.
Updated Fiscal 2025 Financial Outlook

	Previous	Updated
	FY 2025	FY 2025
($ in millions, except EPS)	Guidance	Guidance
New student starts	28,500 - 29,500	29,000 - 30,000
Revenue	$810 - 820	$825 - 835
Net Income	$54 - 58	$56 - 60
Diluted EPS	$0.96 - 1.04	$1.00 - 1.08
Adjusted EBITDA(1)	$122 - 126	$124 - 128
Adjusted free cash flow(1)(2)	$60 - 65	$62 - 68

(1)    See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)    For FY 2025, assumes approximately $55M of total capex, including investments for new campus launches and program expansions, and maintenance capex.

For the Company’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2025 second quarter ended March 31, 2025, on Wednesday, May 7, 2025, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through May 21, 2025, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 9261056.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA: The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.

Adjusted Free Cash Flow: The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include:

•Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance.
•Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non-GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance.
•Restructuring costs: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand. Both facilities will remain in use post-consolidation.

To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2025 guidance for new student start growth, revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in double digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for or our ability to process federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the credit agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 15 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states and online, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on X (formerly Twitter) @news_UTI or @ConcordeCareer.

Company Contact:
Matt Kempton
VP Corporate Finance & Investor Relations
Universal Technical Institute, Inc.
(623)445-9392
mkempton@uti.edu

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Ralf Esper
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Revenues	$207,447	$184,176	$408,876	$358,871
Operating expenses:
Educational services and facilities	102,488	97,488	202,629	189,897
Selling, general and administrative	88,106	75,496	161,916	143,551
Total operating expenses	190,594	172,984	364,545	333,448
Income from operations	16,853	11,192	44,331	25,423
Other (expense) income:
Interest income	1,629	1,427	3,388	3,402
Interest expense	(1,657)	(2,184)	(3,330)	(5,055)
Other income (expense), net	9	119	(26)	333
Total other (expense) income, net	(19)	(638)	32	(1,320)
Income before income taxes	16,834	10,554	44,363	24,103
Income tax expense	(5,388)	(2,767)	(10,764)	(5,927)
Net income	$11,446	$7,787	$33,599	$18,176
Preferred stock dividends	—	—	—	(1,097)
Income available for distribution	$11,446	$7,787	33,599	17,079
Income allocated to participating securities	—	—	—	(2,855)
Net income available to common shareholders	$11,446	$7,787	$33,599	$14,224

Earnings per share:
Net income per share - basic	$0.21	$0.14	$0.62	$0.32
Net income per share - diluted	$0.21	$0.14	$0.61	$0.31

Weighted average number of shares outstanding(1):
Basic	54,383	53,757	54,183	45,048
Diluted	55,442	54,770	55,415	46,050

(1)     On December 18, 2023, the Company exercised in full its right of conversion of the Company’s Series A Preferred Stock which resulted in the conversion of all outstanding Series A Preferred shares into 19,296,843 shares of Common Stock. As of March 31, 2025 there were 54,406,215 shares of Common Stock outstanding.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	March 31, 2025	September 30, 2024
Assets
Cash and cash equivalents	$95,998	$161,900
Restricted cash	4,515	5,572
Held-to-maturity investments	39,691	—
Receivables, net	31,240	31,096
Notes receivable, current portion	6,334	6,200
Prepaid expenses	14,058	11,945
Other current assets	6,616	5,238
Total current assets	198,452	221,951
Property and equipment, net	263,716	264,797
Goodwill	28,459	28,459
Intangible assets, net	17,782	18,229
Notes receivable, less current portion	39,972	36,267
Right-of-use assets for operating leases	152,118	158,778
Deferred tax assets, net	4,091	3,563
Other assets	15,853	12,531
Total assets	$720,443	$744,575
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$79,757	$83,866
Deferred revenue	74,943	92,538
Operating lease liabilities, current portion	21,927	22,210
Long-term debt, current portion	2,779	2,697
Other current liabilities	5,694	3,652
Total current liabilities	185,100	204,963
Deferred tax liabilities, net	4,696	4,696
Operating lease liabilities	140,586	146,831
Long-term debt	91,642	123,007
Other liabilities	4,506	4,847
Total liabilities	426,530	484,344
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 54,489 and 53,899 shares issued, 54,406 and 53,817 shares outstanding as of March 31, 2025 and September 30, 2024, respectively.	5	5
Paid-in capital - common	220,900	220,976
Treasury stock, at cost, 82 shares as of March 31, 2025 and September 30, 2024.	(365)	(365)
Retained earnings	72,108	38,509
Accumulated other comprehensive income	1,265	1,106
Total shareholders’ equity	293,913	260,231
Total liabilities and shareholders’ equity	$720,443	$744,575

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$33,599	$18,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,137	14,186
Amortization of right-of-use assets for operating leases	11,316	10,952
Provision for credit losses	9,554	3,189
Stock-based compensation	3,744	3,835
Deferred income taxes	(476)	(314)
Training equipment credits earned, net	(124)	962
Unrealized gain (loss) on interest rate swaps, net of taxes	159	(533)
Other (gains) losses, net	171	83
Changes in assets and liabilities:
Receivables	(11,258)	(1,641)
Prepaid expenses and other current assets	(4,269)	(4,469)
Other assets	(3,430)	(1,088)
Notes receivable	(3,839)	(4,409)
Accounts payable, accrued expenses and other current liabilities	(3,293)	(1,682)
Deferred revenue	(17,594)	(18,139)
Income tax payable/receivable	3,873	(350)
Operating lease liabilities	(11,185)	(10,139)
Other liabilities	(912)	(274)
Net cash provided by operating activities	22,173	8,345
Cash flows from investing activities:
Purchase of property and equipment	(14,292)	(9,759)
Purchase of held-to-maturity securities	(39,691)	—
Net cash used in investing activities	(53,983)	(9,759)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	20,000
Payments on revolving credit facility	(30,000)	(39,000)
Payment of term loans and finance leases	(1,329)	(1,246)
Preferred share repurchase	—	(11,503)
Payments of preferred stock cash dividend	—	(1,097)
Proceeds from stock option exercises	659	—
Payment of payroll taxes on stock-based compensation through shares withheld	(4,479)	(2,119)
Net cash used in financing activities	(35,149)	(34,965)
Change in cash, cash equivalents and restricted cash	(66,959)	(36,379)
Cash and cash equivalents, beginning of period	161,900	151,547
Restricted cash, beginning of period	5,572	5,377
Cash, cash equivalents and restricted cash, beginning of period	167,472	156,924
Cash and cash equivalents, end of period	95,998	116,099
Restricted cash, end of period	4,515	4,446
Cash, cash equivalents and restricted cash, end of period	$100,513	$120,545

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	3,591	3,059	6,650	2,840	2,640	5,480
Year-over-year growth	26.4%	15.9%	21.4%	19.6%	17.2%	18.5%
Average full-time active students	14,777	9,827	24,604	13,810	8,506	22,316
Year-over-year growth	7.0%	15.5%	10.3%	10.3%	8.9%	9.8%
End of period full-time active students	14,959	9,892	24,851	13,590	8,487	22,077
Year-over-year growth	10.1%	16.6%	12.6%	12.3%	10.1%	11.4%

	Six Months Ended March 31, 2025			Six Months Ended March 31, 2024
	UTI	Concorde	Total	UTI	Concorde		Total
Total new student starts	6,344	5,619	11,963	5,154	4,672		9,826
Year-over-year growth	23.1%	20.3%	21.7%	18.5%	81.6	% (1)	42.0	% (1)
Average full-time active students	15,121	9,713	24,834	14,065	8,375		22,440
Year-over-year growth	7.5%	16.0%	10.7%	8.1%	7.7%		8.0%
End of period full-time active students	14,959	9,892	24,851	13,590	8,487		22,077
Year-over-year growth	10.1%	16.6%	12.6%	12.3%	10.1%		11.4%

(1)    Total company year-over-year comparisons are shown on an "as-reported basis." First quarter fiscal 2023 reflects UTI results for the full quarter and Concorde results beginning December 1, 2022.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Financial Summary by Segment and Consolidated

	Three Months Ended March 31, 2025				Three Months Ended March 31, 2024
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$134,228	$73,219	$—	$207,447	$123,323	$60,853	$—	$184,176
Year-over-year growth	8.8%	20.3%	—%	12.6%	14.7%	8.2%	—%	12.4%
Educational services and facilities	60,866	41,622	—	102,488	60,100	37,388	—	97,488
Selling, general and administrative	51,923	22,715	13,468	88,106	45,137	20,219	10,140	75,496
Total operating expenses	112,789	64,337	13,468	190,594	105,237	57,607	10,140	172,984
Year-over-year growth	7.2%	11.7%	32.8%	10.2%	7.6%	15.1%	1.1%	9.6%
Net income (loss)	20,179	8,837	(17,570)	11,446	16,616	3,320	(12,149)	7,787
Year-over-year growth	21.4%	166.2%	(44.6)%	47.0%	69.8%	(46.4)%	(21.1)%	123.8%

	Six Months Ended March 31, 2025				Six Months Ended March 31, 2024
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde(1)	Corporate	Consolidated(1)
Revenue	$265,706	$143,170	$—	$408,876	$238,697	$120,174	$—	$358,871
Year-over-year growth	11.3%	19.1%	—%	13.9%	12.0%	70.0%	—%	26.4%
Educational services and facilities	120,588	82,041	—	202,629	117,468	72,429	—	189,897
Selling, general and administrative	98,226	41,052	22,638	161,916	88,053	37,371	18,127	143,551
Total operating expenses	218,814	123,093	22,638	364,545	205,521	109,800	18,127	333,448
Year-over-year growth	6.5%	12.1%	24.9%	9.3%	8.2%	68.3%	(0.8)%	22.0%
Net income (loss)	44,507	20,002	(30,910)	33,599	30,213	10,493	(22,530)	18,176
Year-over-year growth	47.3%	90.6%	(37.2)%	84.9%	40.2%	90.7%	(7.7)%	196.6%

(1)    Total company year-over-year comparisons are shown on an "as-reported basis." The six months ended fiscal 2023 included UTI results for the full period and Concorde results beginning December 1, 2022.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended March 31, 2025
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$53,308	$33,297	$5,945	$92,550
Bonus expense	4,042	1,238	2,430	7,710
Stock-based compensation expense	567	189	2,268	3,024
Total compensation and related costs	$57,917	$34,724	$10,643	$103,284

Advertising expense	$15,849	$7,895	$211	$23,955
Occupancy expense, net of subleases	7,923	5,630	169	13,722
Depreciation and amortization	5,971	1,850	317	8,138
Professional and contract services expense	3,119	1,326	4,126	8,571

	Three Months Ended March 31, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$50,760	$30,941	$3,862	$85,563
Bonus expense	3,423	829	1,128	5,380
Stock-based compensation expense	313	68	1,972	2,353
Total compensation and related costs	$54,496	$31,838	$6,962	$93,296

Advertising expense	$13,900	$7,040	$211	$21,151
Occupancy expense, net of subleases	7,735	5,626	172	13,533
Depreciation and amortization	5,684	1,217	301	7,202
Professional and contract services expense	2,771	2,758	3,014	8,543

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Six Months Ended March 31, 2025
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$104,424	$65,271	$11,041	$180,736
Bonus expense	7,609	2,196	3,767	13,572
Stock-based compensation expense	949	268	2,527	3,744
Total compensation and related costs	$112,982	$67,735	$17,335	$198,052

Advertising expense	$29,526	$15,257	$400	$45,183
Occupancy expense, net of subleases	15,663	11,216	339	27,218
Depreciation and amortization	11,942	3,559	636	16,137
Professional and contract services expense	5,817	2,665	7,853	16,335

	Six Months Ended March 31, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$96,129	$59,133	$7,425	$162,687
Bonus expense	6,917	1,686	2,150	10,753
Stock-based compensation expense	783	77	2,975	3,835
Total compensation and related costs	$103,829	$60,896	$12,550	$177,275

Advertising expense	$27,253	$13,132	$211	$40,596
Occupancy expense, net of subleases	15,342	11,424	322	27,088
Depreciation and amortization	11,178	2,371	637	14,186
Professional and contract services expense	5,358	4,628	5,521	15,507

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended March 31, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$20,179	$8,837	$(17,570)	$11,446
Interest income	(4)	(20)	(1,605)	(1,629)
Interest expense	1,266	65	326	1,657
Income tax expense	—	—	5,388	5,388
Depreciation and amortization	5,971	1,850	317	8,138
EBITDA	27,412	10,732	(13,144)	25,000
Stock-based compensation expense	567	189	2,268	3,024
Acquisition related costs	—	—	873	873
Adjusted EBITDA, non-GAAP	$27,979	$10,921	$(10,003)	$28,897

	Three Months Ended March 31, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$16,616	$3,320	$(12,149)	$7,787
Interest income	(4)	(154)	(1,269)	(1,427)
Interest expense	1,475	80	629	2,184
Income tax expense	—	—	2,767	2,767
Depreciation and amortization	5,684	1,217	301	7,202
EBITDA	23,771	4,463	(9,721)	18,513
Stock-based compensation expense	313	68	1,972	2,353
Integration-related costs for completed acquisitions	226	884	586	1,696
Restructuring costs	45	—	—	45
Adjusted EBITDA, non-GAAP	$24,355	$5,415	$(7,163)	$22,607

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Six Months Ended March 31, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$44,507	$20,002	$(30,910)	$33,599
Interest income	(11)	(60)	(3,317)	(3,388)
Interest expense	2,405	135	790	3,330
Income tax expense	—	—	10,764	10,764
Depreciation and amortization	11,942	3,559	636	16,137
EBITDA	58,843	23,636	(22,037)	60,442
Stock-based compensation expense	949	268	2,527	3,744
Acquisition related costs	—	—	873	873
Integration-related costs for completed acquisitions(1)	—	—	(700)	(700)
Restructuring costs	43	—	—	43
Adjusted EBITDA, non-GAAP	$59,835	$23,904	$(19,337)	$64,402

(1)    During the six months ended March 31, 2025, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.

	Six Months Ended March 31, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$30,213	$10,493	$(22,530)	$18,176
Interest income	(10)	(282)	(3,110)	(3,402)
Interest expense	2,987	163	1,905	5,055
Income tax expense	—	—	5,927	5,927
Depreciation and amortization	11,178	2,371	637	14,186
EBITDA	44,368	12,745	(17,171)	39,942
Stock-based compensation expense	783	77	2,975	3,835
Integration-related costs for completed acquisitions	726	1,347	1,198	3,271
Restructuring costs	88	—	—	88
Adjusted EBITDA, non-GAAP	$45,965	$14,169	$(12,998)	$47,136

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Six Months Ended March 31,
	2025	2024
Net cash provided by operating activities, as reported	$22,173	$8,345
Purchase of property and equipment	(14,292)	(9,759)
Free cash flow, non-GAAP	7,881	(1,414)
Adjustments:
Cash outflow for acquisition-related costs	761	—
Cash (inflow) outflow for integration-related costs for completed acquisitions(1)	(700)	2,622
Cash outflow for integration-related property and equipment	—	2,331
Cash outflow for restructuring costs and property and equipment	55	164
Adjusted free cash flow, non-GAAP	$7,997	$3,703

(1)    During the six months ended March 31, 2025, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR UPDATED FISCAL 2025 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for updated fiscal 2025 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for updated fiscal 2025 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2025 Guidance

Updated
Twelve Months Ended
September 30,
2025
Net income	~ $58,000
Interest expense (income), net	~ 1,000
Income tax expense	~ 20,600
Depreciation and amortization	~ 33,500
EBITDA	~ 113,100
Stock-based compensation expense	~ 9,000
Acquisition related costs(1)	~ 4,000
Integration-related costs for completed acquisitions(2)	(700)
Restructuring costs(3)	~ 600
Adjusted EBITDA, non-GAAP	~126,000
FY 2025 Guidance Range	$124,000 - 128,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2025 Guidance

Updated
Twelve Months Ended
September 30,
2025
Net cash provided by operating activities	~ $116,100
Purchase of property and equipment	~ (55,000)
Free cash flow, non-GAAP	~ 61,100
Adjustments:
Cash outflow for acquisition related costs(1)	~ 4,000
Cash inflow for integration-related costs for completed acquisitions(2)	(700)
Cash outflow for restructuring costs and property and equipment(3)	~ 600
Adjusted free cash flow, non-GAAP	~ 65,000
FY 2025 Guidance Range	$62,000 - 68,000

(1)    FY25 projected spend on acquisition related costs is an estimate and is fully contingent on whether the Company pursues an acquisition this year.

(2)    During the three months ended December 31, 2024, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.

(3)    In December 2023, the Company announced plans to consolidate its MIAT-Houston and UTI-Houston operations beginning in fiscal 2024 which was completed in Q1 fiscal 2025. As of March 31, 2025, the only remaining cost related to this restructuring is the potential for federal loan discharges.